NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
312 346-8100	212 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF OF 2017

CHICAGO – July 27, 2017 – Old Republic International Corporation (NYSE: ORI) today reported relatively level operating earnings for this year’s second quarter, while those of the year’s first half rose modestly compared to the same period of 2016. For each of these periods, operating earnings were most positively effected by greater profits in Old Republic’s Title Insurance Group. As the table immediately below indicates, realized net investment gains enhanced consolidated pretax and net income to different degrees in each of the periods reported upon.

Financial Highlights (a)
	Quarters Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating revenues:
General insurance	$876.7	$845.8	$1,725.7	$1,670.5
Title insurance	565.0	533.8	1,092.8	1,017.5
Corporate and other	12.0	7.2	24.0	14.5
Subtotal	1,453.8	1,386.9	2,842.6	2,702.6
RFIG run-off business	38.3	48.5	79.4	102.3
Total	$1,492.1	$1,435.5	$2,922.1	$2,804.9
Pretax operating income (loss):
General insurance	$62.7	$80.0	$156.4	$167.1
Title insurance	65.0	44.6	105.5	66.0
Corporate and other	4.8	3.0	5.9	4.9
Subtotal	132.6	127.7	267.9	238.2
RFIG run-off business	6.8	14.3	21.3	42.0
Total	139.4	142.1	289.3	280.3
Realized investment gains (losses):
From sales	6.8	6.6	21.7	50.8
From impairments	-	-	-	-
Net realized investment gains (losses)	6.8	6.6	21.7	50.8
Consolidated pretax income (loss)	146.3	148.8	311.0	331.1
Income taxes (credits)	44.6	47.7	96.2	107.1
Net income (loss)	$101.6	$101.0	$214.7	$224.0
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.15	$0.19	$0.37	$0.39
Title insurance	0.14	0.10	0.23	0.15
Corporate and other	0.03	0.02	0.05	0.04
Subtotal	0.32	0.31	0.65	0.58
RFIG run-off business	0.02	0.03	0.05	0.09
Total	0.34	0.34	0.70	0.67
Net realized investment gains (losses)	0.01	0.01	0.04	0.11
Net income (loss)	$0.35	$0.35	$0.74	$0.78
Cash dividends paid per share	$0.1900	$0.1875	$0.3800	$0.3750
Ending book value per share			$17.85	$16.89

(a) Unaudited; All amounts in this report are stated in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gains or losses on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic's core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. In recent years, asset management operations have to a large extent been oriented toward an enhancement of income from interest and dividends to counter a perniciously low yield environment. The strategy has led to a minimization of non-income producing or low-yielding securities. Proceeds from such securities' sales and maturities, as well as newly investable funds have largely been directed to purchases of higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth. More recently the Company has allotted greater investable funds to tax exempt issues which generally provide pretax yields lower than those of fully taxable corporate or U.S. Government fixed maturity securities but tend to generate better post-tax yields.

General Insurance Results – The table below shows the major elements effecting this segment’s performance for each of periods reported upon.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net premiums earned	$769.5	$741.8	3.7%	$1,512.3	$1,460.8	3.5%
Net investment income	79.1	77.7	1.8	157.9	156.3	1.0
Other income	28.0	26.2	7.0	55.4	53.3	3.9
Operating revenues	876.7	845.8	3.6	1,725.7	1,670.5	3.3
Benefits and claim costs	573.0	532.3	7.6	1,100.7	1,057.2	4.1
Sales and general expenses	225.2	218.9	2.9	437.1	417.9	4.6
Interest and other costs	15.7	14.5	8.1	31.4	28.1	11.5
Total operating expenses	814.0	765.8	6.3	1,569.3	1,503.3	4.4
Pretax operating income (loss) (*)	$62.7	$80.0	-21.7%	$156.4	$167.1	-6.4%

Benefit and claim ratio	74.5%	71.8%		72.8%	72.4%
Expense ratio	25.6%	26.0		25.2	25.0
Composite underwriting ratio	100.1%	97.8%		98.0%	97.4%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $12.1 and $16.6 of pretax operating losses for the second quarter and first half of 2017, and $15.2 and $21.2 of pretax operating losses for the second quarter and first half of 2016, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Positive general insurance earned premiums trends for 2017 were unevenly distributed among various insurance coverages and sources of business. Gains continued to be registered most prominently in commercial automobile (trucking), national accounts, home and auto warranty, and in a new underwriting facility established in early 2015. On the other hand, premium growth continued to be constrained by low volume in a large account contractors book of business faced with a particularly competitive market place, and by reduced opportunities in the gas and oil energy services field.

Net investment income growth slowed in both periods of 2017 as the yield environment continued to exhibit low returns on both fixed maturity and high quality equity securities.

The ratio of claims and related settlement costs to earned premiums rose for 2017 in comparison with the same periods of 2016. While current year claim provisions reflected moderate year-over-year declines, the ratios were driven up by unfavorable developments of prior years’ reserves of 2.4 and 1.9 percentage points in this year’s second quarter and first half, respectively. By contrast, the ratios were effected by (0.7) and (0.2) percentage point reductions stemming from favorable reserve developments in last year’s second quarter and first half, respectively. 2017’s unfavorable developments were concentrated in the Company’s largest insurance coverages of workers’ compensation, commercial automobile (trucking), and general liability. This year’s expense ratio was slightly elevated when compared with its expected long-term range of 23 percent to 25 percent. The combination of premium, claim, and expense trends were most responsible for the reduction in general insurance underwriting and pretax operating income.

Old Republic International Corporation

Quarterly and even annual claim provisions and the trends they display may not be particularly meaningful in Old Republic’s long-term liability insurance mix of business. Absent significant economic and insurance industry dislocations in the foreseeable future, it is anticipated that reported claim ratios can be expected to range within targeted averages in the high 60 percent to low 70 percent levels. The current mix of business should result in expense ratios within the aforementioned range.

Title Insurance Results – Pretax operating income for this year’s interim periods improved as both revenues and claim costs extended the favorable trends of recent years.

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net premiums and fees earned	$555.6	$524.5	5.9%	$1,073.6	$998.7	7.5%
Net investment income	9.2	8.9	2.9	18.7	18.0	3.9
Other income	0.1	0.3	-62.1	0.4	0.7	-44.0
Operating revenues	565.0	533.8	5.8	1,092.8	1,017.5	7.4
Claim costs	11.2	26.8	-58.1	22.2	51.2	-56.5
Sales and general expenses	486.6	460.4	5.7	960.7	896.1	7.2
Interest and other costs	2.0	1.9	5.9	4.2	4.0	6.3
Total operating expenses	499.9	489.2	2.2	987.3	951.4	3.8
Pretax operating income (loss)	$65.0	$44.6	45.6%	$105.5	$66.0	59.7%

Claim ratio	2.0%	5.1%		2.1%	5.1%
Expense ratio	87.6	87.7		89.4	89.7
Composite underwriting ratio	89.6%	92.8%		91.5%	94.8%

The continuation of a generally positive mortgage rate environment and reasonably strong housing and commercial property markets were major factors in the year-over-year gain in premiums and fees for 2017.

On the expense side of the ledger, claim costs were lower in the face of declining claims activity since the Great Recession years. Favorable developments of reserves established in prior years reduced the claim ratio by 2.1 and 2.0 percentage points in this year’s second quarter and first half, respectively. The claim ratio for last year’s related periods was unaffected by such developments. The operating expense ratio for the periods reported upon remained generally aligned with premiums and fees levels.

Please see next page for the continuing report

Old Republic International Corporation

RFIG Run-off Business Results – As summarized below, overall pretax operating results for this year’s interim periods were mostly effected by uniformly higher claim ratios for the aggregated components of this run-off book of business.

	RFIG Run-off Business
	Quarters Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
A. Mortgage Insurance (MI)
Net premiums earned	$29.1	$38.7	-24.8%	$60.5	$83.1	-27.2%
Net investment income	5.0	5.5	-8.5	10.3	11.2	-8.0
Claim costs	10.3	9.3	11.2	21.3	19.9	6.7
Pretax operating income (loss)	$19.3	$29.9	-35.3%	$38.7	$64.0	-39.5%

Claim ratio	35.5%	24.0%		35.2%	24.0%
Expense ratio	15.3	13.0		17.7	12.4
Composite underwriting ratio	50.8%	37.0%		52.9%	36.4%

B. Consumer Credit Indemnity (CCI)
Net premiums earned	$3.7	$4.0	-6.2%	$7.9	$7.4	7.2%
Net investment income	0.3	0.2	25.6	0.6	0.5	25.1
Benefits and claim costs	15.9	19.3	-17.5	24.8	28.8	-14.0
Pretax operating income (loss) (*)	$(12.5)	$(15.6)	19.7%	$(17.4)	$(21.9)	20.7%

Claim ratio	425.8%	484.0%		311.0%	387.5%
Expense ratio	17.4	12.9		15.5	14.8
Composite underwriting ratio	443.2%	496.9%		326.5%	402.3%

C. Total MI and CCI run-off business:
Net premiums earned	$32.9	$42.7	-23.0%	$68.4	$90.5	-24.4%
Net investment income	5.3	5.7	-6.9	10.9	11.7	-6.5
Benefits and claim costs	26.3	28.6	-8.2	46.1	48.8	-5.5
Pretax operating income (loss)	$6.8	$14.3	-52.2%	$21.3	$42.0	-49.3%

Claim ratio	80.0%	67.1%		67.4%	53.9%
Expense ratio	15.6	13.0		17.5	12.6
Composite underwriting ratio	95.6%	80.1%		84.9%	66.5%

(*)In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $12.1 and $16.6 of pretax operating losses for the second quarter and first half of 2017, and $15.2 and $21.2 of pretax operating losses for the second quarter and first half of 2016, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Consistent with a run-off operating mode, further declines of earned premiums were posted by the combined MI and CCI lines. MI investment income was also lower as reduced premium volume and on-going claim payments effected downward pressures on the invested asset base.

While the declining premium base led to a higher claim ratio for 2017, reported claim costs for MI were relatively level in comparison to the related periods of 2016. Reductions in the provision for current year losses emanating from a continuing drop in newly reported delinquencies as well as improving cure rates were offset by less favorable reserve developments in 2017. In the latter regard, favorable developments of previously established claim reserves lowered claim ratios by 27.0 and 31.1 percentage points in the second quarter and first half of 2017, respectively. In the same respective periods of 2016, the claim ratio reductions amounted to 41.9 and 40.5 percentage points.

MI operating costs and the expense ratios were negatively impacted in 2017’s first half by charges related to the partial termination of a facility lease.

Moderately improved CCI operating performance in 2017 periods resulted mostly from reduced provisions for ongoing litigation costs.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations posted by these elements of Old Republic's business stem from volatility inherent to the small scale of the life and accident insurance line, changes in net investment income, and net interest charges pertaining to external and intra-system financing arrangements. The dynamic period-to-period interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net premiums earned	$4.7	$4.7	$9.4	$9.5
Net investment income	7.3	2.4	14.6	5.1
Other income	-	-	-	(0.1)
Operating revenues	12.0	7.2	24.0	14.5
Benefits and claim costs	4.2	4.9	9.2	9.5
Insurance expenses	1.7	2.1	5.5	4.3
Corporate, interest and other expenses - net	1.3	(2.9)	3.2	(4.3)
Total operating expenses	7.2	4.1	18.0	9.5
Pretax operating income (loss)	$4.8	$3.0	$5.9	$4.9

Consolidated Results – The consolidated changes and occurrences in Old Republic’s segmented business are reflected in the table below.

	ORI Consolidated
	Quarters Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net premiums and fees earned	$1,362.8	$1,313.9	3.7%	$2,663.9	$2,559.6	4.1%
Net investment income	101.0	94.9	6.5	202.3	191.2	5.8
Other income	28.2	26.6	5.9	55.8	53.9	3.5
Operating revenues	1,492.1	1,435.5	3.9	2,922.1	2,804.9	4.2
Benefits and claim costs	614.8	592.8	3.7	1,178.2	1,166.9	1.0
Sales and general expenses	721.7	689.9	4.6	1,422.0	1,336.3	6.4
Interest and other costs	16.0	10.6	51.5	32.5	21.3	52.0
Total operating expenses	1,352.7	1,293.4	4.6	2,632.8	2,524.6	4.3
Pretax operating income (loss)	139.4	142.1	-1.9	289.3	280.3	3.2
Income taxes (credits)	42.2	45.3	-6.9	88.6	89.3	-0.7
Net operating income (loss)	97.1	96.7	0.5	200.6	190.9	5.1
Realized investment gains (losses)	6.8	6.6	2.6	21.7	50.8	-57.3
Income taxes (credits) on realized investment gains (losses)	2.4	2.3	2.6	7.5	17.8	-57.3
Net realized investment gains (losses)	4.4	4.3	2.5	14.1	33.0	-57.3
Net income (loss)	$101.6	$101.0	0.5%	$214.7	$224.0	-4.2%

Benefit and claim ratio	45.1%	45.1%	44.2%	45.6%
Expense ratio	50.7	50.3	51.0	49.8
Composite underwriting ratio	95.8%	95.4%	95.2%	95.4%

Consolidated operating cash flow			$259.0	$163.8	58.1%

In addition to all of the matters previously discussed, 2017 consolidated results were burdened by higher interest expense related to a greater debt level assumed last year. Proceeds from this new debt were invested in fixed maturity and equity securities which have in turn enhanced consolidated net investment income.

Consolidated operating cash flow was additive to investable funds and operating needs in the amount of $259.0 and $163.8 for the first six months of 2017 and 2016, respectively. Excluding inherently negative operating cash flows in the MI and CCI run-off business, these amounts would be $319.9 and $218.7, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:

	Quarters Ended June 30,			Six Months Ended June 30,
Pretax operating income:	2017	2016	Change	2017	2016	Change
Underwriting and related services:
All segments except RFIG	$52.9	$49.2	7.6%	$109.0	$80.0	36.2%
RFIG run-off	1.4	8.5	-82.9	10.3	30.3	-65.8
Subtotal	54.4	57.8	-5.8	119.4	110.4	8.2
Net investment income	101.0	94.9	6.5	202.3	191.2	5.8
Interest and other costs	(16.0)	(10.6)	51.5	(32.5)	(21.3)	52.0
Total	139.4	142.1	-1.9	289.3	280.3	3.2
Realized investment gains(losses)	6.8	6.6	2.6	21.7	50.8	-57.3
Consolidated pretax income	$146.3	$148.8	-1.7%	$311.0	$331.1	-6.1%

Cash, Invested Assets, and Shareholders' Equity – The table below shows Old Republic's consolidated cash and invested assets as well as the shareholders' equity balance at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		June 30,	Dec. 31,	June 30,	June '17/	June '17/
		2017	2016	2016	Dec. '16	June '16
	Cash and invested assets:
	Available for sale carried at fair value	$12,156.3	$12,021.0	$11,509.5	1.1%	5.6%
	Held to maturity carried at amortized cost	1,071.7	974.8	629.2	9.9%	70.3%
	Total per balance sheet	$13,228.0	$12,995.8	$12,138.7	1.8%	9.0%
	Original cost basis of all	$12,514.4	$12,360.3	$11,409.6	1.2%	9.7%

Shareholders' equity:	Total	$4,661.8	$4,471.6	$4,378.0	4.3%	6.5%
	Per common share	$17.85	$17.20	$16.89	3.8%	5.7%

	Composition of shareholders' equity per share:
	Equity before items below	$16.41	$15.96	$15.40	2.8%	6.6%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	1.44	1.24	1.49
	Total	$17.85	$17.20	$16.89	3.8%	5.7%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$16.48	$15.93	$15.70	3.5%	5.0%
	RFIG run-off segment	1.37	1.27	1.19
	Consolidated total	$17.85	$17.20	$16.89	3.8%	5.7%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of June 30, 2017, the consolidated investment portfolio reflected an allocation of approximately 75 percent to fixed-maturity and short-term investments, and 25 percent to equities. Investments in high quality, dividend-paying equity securities have been singularly emphasized since 2013, and the asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Six Months Ended		Ended
	June 30,	June 30,		Dec. 31,
	2017	2017	2016	2016
Beginning balance	$17.62	$17.20	$15.02	$15.02
Changes in shareholders' equity:
Net operating income (loss)	0.37	0.77	0.74	1.62
Net realized investment gains (losses):
From sales	0.02	0.05	0.13	0.19
From impairments	-	-	-	(0.01)
Subtotal	0.02	0.05	0.13	0.18
Net unrealized investment gains (losses)	0.02	0.18	1.35	1.12
Total realized and unrealized investment gains (losses)	0.04	0.23	1.48	1.30
Cash dividends	(0.1900)	(0.3800)	(0.3750)	(0.7500)
Stock issuance, foreign exchange, and other transactions	0.01	0.03	0.03	0.01
Net change	0.23	0.65	1.87	2.18
Ending balance	$17.85	$17.85	$16.89	$17.20
Percentage change for the period	1.3%	3.8%	12.5%	14.5%

Capitalization – The following table indicates that Old Republic's capitalization has risen since June 30, 2016 due to the issuance of additional debt and growing equity in the shareholders' account.

	Capitalization
	June 30,	December 31,	June 30,
	2017	2016	2016
Debt:
3.75% Convertible Senior Notes due 2018	$548.6	$547.8	$546.9
4.875% Senior Notes due 2024	395.9	395.6	395.4
3.875% Senior Notes due 2026	544.8	544.6	-
ESSOP debt with an average yield of 4.4%	4.2	8.1	8.1
Other miscellaneous debt with an average yield of 2.3%	32.4	32.4	32.4
Total debt	1,526.1	1,528.7	982.9
Common shareholders' equity	4,661.8	4,471.6	4,378.0
Total capitalization	$6,187.9	$6,000.4	$5,361.0

Capitalization ratios:
Debt	24.7%	25.5%	18.3%
Common shareholders' equity	75.3	74.5	81.7
Total	100.0%	100.0%	100.0%

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data and Other Information:

•	Summary Financial Statements and Common Stock Statistics

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
June 30,	December 31,	June 30,
SUMMARY BALANCE SHEETS:	2017	2016	2016
Assets:
Cash and fixed maturity securities	$9,924.1	$9,973.1	$9,684.1
Equity securities	3,181.1	2,896.1	2,333.4
Other invested assets	122.8	126.5	121.1
Cash and invested assets	13,228.0	12,995.8	12,138.7
Accounts and premiums receivable	1,605.6	1,390.2	1,519.1
Federal income tax recoverable:	Current	27.3	14.9	34.3
Prepaid federal income taxes	114.3	82.4	82.4
Reinsurance balances recoverable	3,486.5	3,231.5	3,328.3
Sundry assets	895.1	876.5	888.2
Total	$19,357.1	$18,591.6	$17,991.2
Liabilities and Shareholders' Equity:
Policy liabilities	$2,301.7	$2,035.0	$2,112.7
Benefit and claim reserves	9,386.6	9,206.0	9,126.6
Federal income tax payable:	Deferred	79.4	42.6	48.6
Debt	1,526.1	1,528.7	982.9
Sundry liabilities	1,401.3	1,307.4	1,342.2
Shareholders' equity	4,661.8	4,471.6	4,378.0
Total	$19,357.1	$18,591.6	$17,991.2

Old Republic International Corporation

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2017	2016	2017	2016	2017	2016
	Net premiums and fees earned	$1,362.8	$1,313.9	$2,663.9	$2,559.6	$5,437.5	$5,271.1
	Net investment income	101.0	94.9	202.3	191.2	398.1	395.3
	Other income	28.2	26.6	55.8	53.9	109.1	108.6
	Net realized investment gains (losses)	6.8	6.6	21.7	50.8	43.7	106.6
	Total revenues	1,499.0	1,442.2	2,943.8	2,855.7	5,988.5	5,881.7
	Benefits and claims	614.8	592.8	1,178.2	1,166.9	2,359.2	2,447.9
	Sales and general expenses	721.7	689.9	1,422.0	1,336.3	2,902.0	2,733.8
	Interest and other costs	16.0	10.6	32.5	21.3	61.3	42.5
	Total expenses	1,352.7	1,293.4	2,632.8	2,524.6	5,322.7	5,224.3
	Pretax income (loss)	146.3	148.8	311.0	331.1	665.8	657.3
	Income taxes (credits)	44.6	47.7	96.2	107.1	208.1	216.7
	Net income (loss)	$101.6	$101.0	$214.7	$224.0	$457.6	$440.6

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.39	$.39	$.82	$.87	$1.76	$1.70
	Diluted	$.35	$.35	$.74	$.78	$1.58	$1.54
	Components of earnings per share:
	Basic, net operating income (loss)	$.37	$.37	$.77	$.74	$1.65	$1.43
	Realized investment gains (losses)	.02	.02	.05	.13	.11	.27
	Basic net income (loss)	$.39	$.39	$.82	$.87	$1.76	$1.70
	Diluted, net operating income (loss)	$.34	$.34	$.70	$.67	$1.49	$1.30
	Realized investment gains (losses)	.01	.01	.04	.11	.09	.24
	Diluted net income (loss)	$.35	$.35	$.74	$.78	$1.58	$1.54
	Cash dividends on common stock	$.1900	$.1875	$.3800	$.3750	$.7550	$.7450
	Book value per share					$17.85	$16.89
	Common shares outstanding:
	Average basic	261,080,770	259,093,314	260,973,860	258,998,523	260,767,451	259,197,915
	Average diluted	298,313,246	296,069,028	298,367,533	295,923,078	298,047,112	296,064,182
	Actual, end of period					261,231,842	259,284,593

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$101.6	$101.0	$214.7	$224.0	$457.6	$440.6
	Post-tax net unrealized gains (losses)	5.6	175.4	48.1	349.9	(9.5)	199.7
	Other adjustments	1.8	1.4	3.4	7.9	(2.1)	(.6)
	Net adjustments	7.5	176.8	51.6	357.8	(11.7)	199.1
	Comprehensive income (loss)	$109.1	$277.9	$266.4	$581.8	$445.9	$639.8

Old Republic International Corporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $19.35 billion and common shareholders' equity of $4.66 billion, or $17.85 per share. Its current stock market valuation is approximately $5.23 billion, or $19.86 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2016, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.2 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.5 percent per share, and the regular cash dividend has grown at a 9.0 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 97 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter 2017 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 888-471-3842.

Interested parties may also listen to a replay of the call through August 3, 2017 by dialing 844-512-2921, passcode 2996061, or by accessing it on Old Republic International's website through August 27, 2017.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2016 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100